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                                                                    EXHIBIT 4.3

                              OFFICERS' CERTIFICATE

       We, Bruno A. Marszowski and Meilee Smythe, do hereby certify that we are the duly elected Senior Vice President - Controller and Chief Financial Officer, and Vice President - Assistant Treasurer, respectively, of FINOVA Capital Corporation, a Delaware corporation (the "Company"). We further certify that, pursuant to resolutions of the Board of Directors of the Company, duly adopted by unanimous written consent on October 9, 1995 and resolutions of the Pricing Committee thereof duly adopted by unanimous written consent on May 6, 1996, a series of the Company's Debt Securities, entitled "7.40% Notes Due May 6, 2006", is hereby established pursuant to Section 2.02 of the Indenture dated as of October 1, 1995 (the "Indenture") between the Company and First Interstate Bank of Arizona, N.A.; and that said series shall have the following terms and provisions (unless otherwise defined herein, all capitalized terms used herein shall have the same meanings assigned to them in the Indenture);

               a. the title of these securities, which shall constitute a separate series of Securities under the Indenture, shall be the "7.40% Notes Due May 6, 2006" (the "Notes");

               b. the aggregate principal amount of Notes which may be outstanding is $100,000,000 (except as otherwise provided in Section 2.06, 2.08 or 13.05 of the Indenture);

               c. the principal amount of the Notes is payable on May 6, 2006;

               d. the Notes will bear interest from May 6, 1996, and such interest will be payable semi-annually in arrears on May 6 and November 6 of each year, commencing on November 6, 1996 (each, an "Interest Payment Date"). If any Interest Payment Date is not a Business Day, such Interest Payment Date will be postponed to the next day that is a Business Day. Interest on the Notes will be calculated on the basis of a 360-day year of twelve 30-day months;

               e. principal of and interest on the Notes will be payable in immediately available funds at the office of the Trustee in The City of New York designated for such purpose;

               f. the Notes are not redeemable at the option of the Company prior to the Stated Maturity of the principal thereof and will not be subject to any sinking fund;

               g. the entire principal amount of the Notes shall initially be issued in global form, for which The Depository Trust Company (the "Depositary") shall be the Depositary; and

               h. the global Security representing the Notes shall only be exchangeable for Notes in definitive form pursuant to and in accordance with the terms of Sections 2.05 and 2.08 of the Indenture.

     The certificate evidencing the Notes shall be substantially in the form of Exhibit A attached hereto.

     IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand and caused to be affixed hereto the seal of the Company as of this 6th day of May, 1996.

[SEAL]                                /s/  BRUNO A. MARSZOWSKI
                                     --------------------------------------
                                            Bruno A. Marszowski
                                      Senior Vice President - Controller
                                      and Chief Financial Officer

                                           /s/  MEILEE SMYTHE
                                     --------------------------------------
                                                    Meilee Smythe
                                              Vice President - Assistant
                                                     Treasurer